     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1999

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

               TEXTRON INC.                                 DELAWARE                                  05-0315468
            TEXTRON CAPITAL II                              DELAWARE                                  05-6110106
           TEXTRON CAPITAL III                              DELAWARE                                  05-6110107
        (EXACT NAME OF REGISTRANT               (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
       AS SPECIFIED IN ITS CHARTER)              INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

                             40 WESTMINSTER STREET
                         PROVIDENCE, RHODE ISLAND 02903
                                 (401) 421-2800
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
               OF EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                MICHAEL D. CAHN
                         ASSOCIATE GENERAL COUNSEL AND
                              ASSISTANT SECRETARY
                                  TEXTRON INC.
                             40 WESTMINSTER STREET
                         PROVIDENCE, RHODE ISLAND 02903
                                 (401) 421-2800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
         INCLUDING AREA CODE, OF AGENT FOR SERVICE FOR EACH REGISTRANT)
                            ------------------------

                                   COPIES TO:
                               MARGARET A. BROWN
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               ONE BEACON STREET
                          BOSTON, MASSACHUSETTS 02108
                                 (617) 573-4800
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a) MAY DETERMINE.

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--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF        AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED(1)     PER UNIT (1)(2)(3)     PRICE(1)(2)(3)    REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------
Common Stock of Textron
  Inc.........................
Preferred Stock of Textron
  Inc.........................
Preferred Securities of
  Textron Capital II..........
Preferred Securities of
  Textron Capital III.........
Senior Debt Securities of
  Textron Inc.................
Subordinated Debt Securities
  of Textron Inc..............
Junior Subordinated Debt
  Securities of Textron
  Inc.........................
Guarantees of Preferred
  Securities of Textron
  Capital II and Textron
  Capital III by Textron
  Inc.(4).....................
-----------------------------------------------------------------------------------------------------------------
Total.........................   $2,000,000,000            100%            $2,000,000,000          $556,000
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Includes such indeterminate number of preferred securities of Textron Capital II and Textron Capital III and such indeterminate principal amount of common stock, preferred stock, senior debt securities, subordinated debt securities or junior subordinated debt securities of Textron Inc. as may be periodically issued at indeterminate prices. Junior subordinated debt securities may be issued and sold to Textron Capital II and Textron Capital III, in which event such junior subordinated debt securities may later be distributed to the holders of preferred securities upon a dissolution of Textron Capital II or Textron Capital III and the distribution of the respective assets.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the preferred securities of Textron Capital II and Textron Capital III and the common stock, preferred stock, senior debt securities, subordinated debt securities or junior subordinated debt securities of Textron Inc. registered will not exceed $2,000,000,000.

(3) Exclusive of accrued interest and distributions, if any.

(4) Includes back-up undertakings, consisting of obligations by Textron Inc. to provide certain indemnities in respect of, and pay and be responsible for certain expenses and debts of, as applicable, Textron Capital II and Textron Capital III. No separate consideration will be received for any guarantees or any back-up undertakings.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD AND OFFERS TO BUY THESE SECURITIES MAY NOT BE ACCEPTED BEFORE THE REGISTRATION STATEMENT BECOMES EFFECTIVE. WE ARE NOT OFFERING TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 5, 1999

PROSPECTUS

                                 $2,000,000,000

                                  TEXTRON INC.
             COMMON STOCK, PREFERRED STOCK, SENIOR DEBT SECURITIES,
      SUBORDINATED DEBT SECURITIES AND JUNIOR SUBORDINATED DEBT SECURITIES
                            ------------------------

                               TEXTRON CAPITAL II
                              TEXTRON CAPITAL III
 PREFERRED SECURITIES GUARANTEED TO THE EXTENT DESCRIBED IN THIS PROSPECTUS BY

                                  TEXTRON INC.
                            ------------------------

     Textron Inc. may periodically sell the following securities to the public:

     - common stock;

     - preferred stock; and

     - debt securities, including any of senior debt securities, subordinated debt securities and junior subordinated debt securities.

     Textron Capital II and Textron Capital III, each a Delaware statutory business trust, may periodically sell trust preferred securities to the public. Trust preferred securities are preferred securities which represent undivided beneficial interests in the assets of the respective business trust. Textron Inc. guarantees the payment of periodic cash distributions and payments on liquidation, redemption or otherwise of the trust preferred securities on a subordinated basis to the extent described in this prospectus. Textron Inc.'s obligations to guarantee the trust preferred securities rank equally with its obligations under its senior most preferred stock. Textron Inc. may periodically sell junior subordinated debt securities in one or more series to Textron Capital II or Textron Capital III, a trustee of either such trust or to the public.

     Specific terms of the preferred stock, debt securities and trust preferred securities will be set forth in a prospectus supplement with respect to the specific type or types of securities then being offered.

     The securities described in this prospectus may be offered in amounts, at prices and on terms to be determined at the time of the offering. However, the aggregate initial public offering price of all such securities will not exceed $2,000,000,000 or its equivalent, based on the applicable exchange rate at the time of sale, if debt securities are issued with principal amounts denominated in one or more foreign currencies or currency units as designated by us.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     We urge you to carefully read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the common stock, the preferred stock, the debt securities or the trust preferred securities being offered, before you make your investment decision.

     This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

                The date of this prospectus is August [  ], 1999

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus and prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the prospectus supplement, nor any sale made under this prospectus or accompanying prospectus supplement shall, under any circumstances, create any implication that there has been no change in the affairs of Textron since the date of this prospectus or prospectus supplement or that the information contained or incorporated by reference in this prospectus or accompanying prospectus supplement is correct as of any time subsequent to the date of such information.

                               TABLE OF CONTENTS

About this Prospectus.......................................    3
Textron.....................................................    3
Textron Trusts..............................................    3
Use of Proceeds.............................................    4
Description of Textron Capital Stock........................    4
Description of Debt Securities..............................    7
Description of Trust Preferred Securities...................   14
Description of Trust Guarantees.............................   15
Plan of Distribution........................................   17
Legal Opinions..............................................   18
Experts.....................................................   18
Where You Can Find More Information.........................   18

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to an aggregate total initial public offering price of $2,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                                    TEXTRON

     Textron Inc. is a global, multi-industry company with operations in four business segments -- Aircraft, Automotive, Industrial and Finance. Our products include commercial and military helicopters, light and mid-size business jets, plastic fuel tanks, automotive trim products, golf cars and utility vehicles, turf-care equipment, industrial pumps and gears, engineered fastening systems and solutions and other industrial products. We also are a leading commercial finance company for select markets.

     We are incorporated under the laws of Delaware. Our principal executive offices are located at 40 Westminster Street, Providence, Rhode Island 02903 and our telephone number is (401) 421-2800.

                                 TEXTRON TRUSTS

     Each of the Textron Capital II and Textron Capital III (collectively, the "Textron Trusts") is a statutory business trust formed under Delaware law. Each of the Textron Trusts exists only for the purpose of:

     - issuing trust preferred securities and trust common securities representing undivided beneficial interests in the assets of the respective trust; and

     - investing the proceeds from the sale of those securities in junior subordinated debt securities issued by Textron.

     If the trusts issue preferred securities, they will also issue common securities. All of the trust common securities will be owned by us. We will acquire the trust common securities in an aggregate amount equal to at least 3% of the total capital of each Textron Trust. The trust common securities will rank equally, and payments on the trust common securities will be made pro rata, with the trust preferred securities. However, upon an event of default, the rights of the holders of the trust common securities to any payment will be subordinated to the rights of the holders of the trust preferred securities.

     Each Textron Trust has a term of approximately 55 years but may terminate earlier, as provided in the document creating the trust which is called a Declaration. The business of each trust will be conducted by the trustees appointed by us as the holder of all the trust common securities. The duties and obligations of the trustees will be governed by the Declaration. Each trust will have two trustees who are employees or officers of or who are affiliated with us and one institutional trustee which is a financial institution that is not affiliated with us. The institutional trustee will have aggregate capital, surplus, and undivided profits of not less than $50,000,000. The institutional trustee will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended.

     Each trust must also have one trustee that has a principal place of business or resides in the State of Delaware. The Delaware trustee for each of the Textron Trusts is The Bank of New York (Delaware) whose address is White Clay Center, Route 273, Newark, Delaware, 19711, Attention: Corporate Trust Administration. The address for each Textron Trust is c/o Textron, Sponsor of the Textron Trusts, at our corporate headquarters located at 40 Westminster Street, Providence, Rhode Island 02903, telephone (401) 421-2800.

     We will pay all fees and expenses related to the Textron Trusts and the offering of securities by the trusts.

                                USE OF PROCEEDS

     We expect to use all of the net proceeds from the sale of the securities described in this prospectus for general corporate purposes including, but not limited to, any of the following: capital expenditures, investments in subsidiaries, working capital, repurchases of outstanding common shares, acquisitions and other business opportunities. The proceeds from the sale by Textron Capital II and Textron Capital III of their trust preferred securities and trust common securities will be invested in our junior subordinated debt securities.

                      DESCRIPTION OF TEXTRON CAPITAL STOCK

     We have authority to issue up to 515,000,000 shares of capital stock of which 15,000,000 shares may be designated as Textron preferred stock, no par value, and 500,000,000 shares may be designated as Textron common stock, $.125 par value. On July 31, 1999, there were 248,919 shares of Textron preferred stock outstanding and 150,180,097 shares of Textron common stock outstanding.

COMMON STOCK

     Voting rights. Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

     Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends as determined by our board of directors.

     Liquidation and dissolution. If we are liquidated or dissolved, the holders of the common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for distribution to common stockholders is calculated after payment of all liabilities and after holders of preferred stock receive their preferential share of our assets.

     Other terms.  Holders of the common stock have no right to:

     - convert the stock into any other security;

     - have the stock redeemed; or

     - purchase additional stock or to maintain their proportionate ownership interest.

     The common stock does not have cumulative voting rights.

     Directors' liability. Our restated certificate of incorporation provides that no member of the board of directors will be personally liable to Textron or its stockholders for monetary damages for breaches of their fiduciary duties as a director, except for liability:

     - for any breach of the director's legal duty to act in the best interests of Textron and its stockholders;

     - for acts or omissions by the director in bad faith or which involve intentional misconduct or an intentional violation of the law;

     - for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

     - for transactions where the director derived an improper personal benefit.

     Our by-laws require us to indemnify directors and officers to the fullest extent permitted by Delaware law.

     Transfer agent and registrar. First Chicago Trust Company of New York is transfer agent and registrar for the common stock.

     Stockholder rights plan. Under Delaware law, a corporation may create and issue rights entitling the holders of such rights to purchase from the corporation shares of its capital stock of any class or classes. We have entered into a rights agreement which provides for the creation and issuance of preferred stock purchase rights. The terms of our rights agreement are complex and not easily summarized. The summary that follows may not contain all of the information that is important to you. You should carefully read our rights agreement, which is incorporated into this prospectus by reference in its entirety.

     Currently, each outstanding share of our common stock has attached to it one-half of a preferred stock purchase right. One preferred stock purchase right entitles the holder to buy one one-hundredths of a share of a series of preferred stock. The purchase price per one one-hundredths of a share of preferred stock is $250, but this purchase price may be adjusted in some circumstances.

     The preferred stock purchase rights are exercisable only in some circumstances in which a person or group acquires or offers to acquire beneficial ownership of 15% or more of our common stock. Generally:

     - if a person or group acquires or has the right to acquire more than 15% of our common stock, then each preferred stock purchase right will entitle the holder to purchase a number of shares of our common stock with a then current market value equal to twice the purchase price, unless this amount is adjusted. The holder of a preferred stock purchase right will not be entitled to exercise this right in connection with some transactions which our board of directors determines to be at a fair price and in the best interests of Textron; and

     - each preferred stock purchase right will entitle the holder to purchase a number of shares of the acquiror's common stock having a then current market value equal to twice the purchase price, unless this amount is adjusted, if we:

        -- merge into another entity;

        -- another entity merges into us; or

        -- sell more than 50% of our assets or earning power.

     Any rights that are or were owned by an acquiror of more than 15% of our outstanding common stock will be null and void.

     The rights will expire on September 27, 2005, unless earlier redeemed by us. At its option, our board of directors may redeem all the outstanding rights at a price of $.05 per right prior to ten days following the time that an acquiror obtains 15% or more of our outstanding common stock.

     The rights may have anti-takeover effects and may cause substantial dilution to a person or group that attempts to acquire Textron. The rights, however, should not affect any potential acquiror willing to make an offer at a price that is fair and in the best interest of Textron and our stockholders.

     In addition, the following provisions in our restated certificate of incorporation, by-laws and Delaware law may have anti-takeover effects.

     Classified Board of Directors. Our restated certificate of incorporation divides our board of directors into three classes. Each class is to consist as nearly as possible of one-third of the directors. Each director serves for a term of three years and until his or her successor is elected and qualified. The number of directors of Textron will be fixed from time to time by our board of directors.

     Removal of Directors by Stockholders. Delaware law and our by-laws provide that members of a classified board of directors may only be removed for cause by a vote of the holders of a majority of the outstanding shares entitled to vote on the election of directors.

     Stockholder nomination of directors. Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director at least 90 but not more than 120 days prior to the date of the annual meeting for the election of directors. However, if the date for the annual meeting is not within 30 days of the anniversary of the immediately preceding year's annual meeting, or if a stockholder wishes to make a nomination at a special meeting held instead of an annual meeting, the notice must be received by us no later than ten days after the date notice of the meeting is mailed or the date the meeting date is publicly disclosed, whichever occurs first.

     No action by written consent. Our restated certificate of incorporation provides that our stockholders may act only at duly called meetings of stockholders and by unanimous written consent.

     10% Stockholder Provision. Under our restated certificate of incorporation, the holders of at least two-thirds of the outstanding shares of our voting stock must approve transactions between a 10% stockholder and Textron or any of our subsidiaries. The vote of two-thirds of the outstanding shares of our voting stock is required unless:

     - a majority of disinterested directors who were directors before the 10% stockholder became a 10% stockholder approve the transaction; or

     - the form and value of the consideration to be received by our stockholders is fair in relation to the price paid by the 10% stockholder in connection with his or her prior acquisition of our stock.

     Under Delaware law, a vote of the holders of at least two-thirds of the outstanding shares of our voting stock is required to amend or repeal this provision of our restated certificate of incorporation.

     The terms of our restated certificate of incorporation and by-laws outlined above are complex and not easily summarized. The above summary may not contain all of the information that is important to you. Accordingly, you should carefully read our restated certificate of incorporation and by-laws, which are incorporated into this prospectus by reference in their entirety.

     Delaware Business Combination Statute. We are subject to Section 203 of the Delaware General Corporation Law. Section 203 restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation's outstanding voting stock. A 15% stockholder is referred to as an "interested stockholder." Section 203 restricts these transactions for a period of three years from the date the stockholder acquired 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by our board of directors and the holders of at least two-thirds of our outstanding voting stock, Section 203 prohibits significant business transactions such as:

     - a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the 15% stockholder; or

     - any other transaction that would increase the 15% stockholder's proportionate ownership of any class or series of our capital stock.

     The shares held by the 15% stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

     The prohibition against these transactions does not apply if:

     - prior to the time that any stockholder became a 15% stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock; or

     - the 15% stockholder owns at least 85% of the outstanding voting stock of the corporation as a result of the transaction in which such stockholder acquired 15% or more of our outstanding voting stock.

     Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

PREFERRED STOCK

     We are authorized to issue 15,000,000 shares of preferred stock. As of July 31, 1999, 248,919 shares of preferred stock were outstanding. Our board of directors may issue shares of preferred stock, without shareholder approval, and may determine their terms, including the following:

     - the designation of the series of preferred stock and the number of shares which will constitute such series;

     - the public offering price;

     - any discount paid to, or received by, any underwriters;

     - the voting powers, if any;

     - the dividend rate of such series and any preferences in relation to the dividends payable on any other class or series of our capital stock and any limitations or conditions on the payment of dividends;

     - the redemption price and terms of redemption, if redeemable;

     - the amount payable upon our liquidation, dissolution or winding up;

     - the amount of a sinking fund, if any;

     - conversion rights, if any, including the conversion price or rate of exchange and the adjustment, if any, to be made to the conversion price or rate of exchange;

     - any other designation, preferences and relative, participating, optional or other special rights; and

     - any other qualifications, limitations or restrictions relating to the preferred stock.

     Our board of directors may delegate the power to determine the terms listed above to the finance committee of our board of directors. The terms of the preferred stock, as determined by our board of directors or finance committee will be described in the accompanying prospectus supplement.

     In addition to the terms set by our board of directors or finance committee, Delaware law provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving a fundamental change in the rights of holders of such preferred stock.

                         DESCRIPTION OF DEBT SECURITIES

     The following is a general description of the debt securities which may be issued from time to time by us. The particular terms relating to each debt security will be set forth in a prospectus supplement.

     The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt. The junior subordinated securities will have a junior position to all of our senior debt and all of our other subordinated debt.

     Since a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers, supplemented with borrowings.

     Some of our operating subsidiaries may finance their operations by borrowing from external creditors. Lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.

     In addition, holders of the debt securities will have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders, except to the extent that we are recognized as a creditor of our subsidiary.

Any claims of Textron as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

     Each series of the debt securities will be issued under an indenture between Textron and The Bank of New York, as trustee.

     We have summarized below the material provisions of the indenture. The indenture is filed as an exhibit to the registration statement and is incorporated into this prospectus by reference. You should read the indenture for provisions that may be important to you. In the summary, we have included references to section numbers of the indenture so that you can easily locate these provisions.

TERMS APPLICABLE TO SENIOR DEBT SECURITIES, SUBORDINATED DEBT SECURITIES AND JUNIOR SUBORDINATED DEBT SECURITIES

     No limit on debt amounts. The indenture does not limit the amount of debt which can be issued under the indenture. That amount is set from time to time by our board of directors. (sec.3.1)

     Prospectus Supplements. The prospectus supplements will contain the specific terms for the debt securities including some or all of the following:

     - title of the securities;

     - offering price;

     - any limit on the amount that may be issued;

     - whether or not the debt securities will be issued in global form and who the depository will be;

     - maturity date(s);

     - interest rate or the method of computing the interest rate;

     - dates on which interest will accrue, or how the dates will be determined, the interest payment dates and any related record dates;

     - place(s) where payments will be made;

     - terms and conditions on which the debt securities may be redeemed at the option of Textron;

     - date(s), if any, on which, and the price(s) at which Textron is obligated to redeem, or at the holder's option to purchase, the debt securities and related terms and provisions;

     - any provisions granting special rights to holders when a specified event occurs;

     - details of any required sinking fund payments;

     - any changes to or additional events of default or covenants;

     - any special tax implications of the debt securities;

     - subordination terms of any subordinated debt securities;

     - terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option; and

     - any other terms that are not be inconsistent with the indenture.

     Covenants.  Under the indenture, we will:

     - pay the principal, interest and any premium on the debt securities when due (sec.10.1); and

     - maintain a place of payment (sec.10.2).

     Consolidation, Merger and Sale of Assets. The indenture provides that we will not consolidate with or merge into any other corporation or transfer our assets substantially as an entirety unless:

     - the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal and interest on all debt securities issued under the indenture and the performance of every other covenant of the indenture; and

     - immediately after we consolidate or merge, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing. (sec.8.1)

     Upon any such consolidation, merger or transfer, the successor corporation shall be substituted for Textron under the indenture and Textron shall be relieved of all obligations and covenants under the indenture and the debt securities. (sec.8.2)

     Events of default. The indenture provides that the following are events of default:

     - we fail to pay the principal, any premium or any sinking fund payment when due;

     - we fail to pay interest within 30 days of the due date;

     - we fail to observe or perform any other covenant contained in the debt security or indenture and such failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; and

     - certain events of bankruptcy or insolvency, whether voluntary or not. (sec.5.1).

     An event of default with respect to one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

     The applicable trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such holders. (sec.6.2)

     If an event of default with respect to any series of debt securities shall have occurred and be continuing, the trustee or the holders of 25% in aggregate principal amount of the debt securities of such series may declare the principal of all the debt securities of such series, or in the case of discounted debt securities, such portion of the discounted debt securities as may be described in the prospectus supplement, to be immediately due and payable. (sec.5.2)

     The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders. (sec.6.3) The indenture provides that the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or with respect to the debt securities. (sec.5.12) The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions, including giving notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal, premium, if any, and interest at the stated maturities (or, in the case of redemption, on the redemption date) or to institute suit for the enforcement of such payment. (sec.sec.5.7 and 5.8)

     The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past defaults except:

     - a default in payment of the principal or interest; and

     - a default in respect of a covenant or provision of the indenture which cannot be amended or modified without the consent of the holder of each debt security affected. However, if junior subordinated debt securities of such series are held by a Textron Trust or a trustee of such trust, a waiver shall not be effective until the holders of a majority in liquidation preference of trust securities of the applicable Textron Trust shall have consented to such waiver. In addition, if the consent of the holder of each outstanding junior subordinated debt security is required, the waiver shall not be effective until each holder of the trust securities of the applicable Textron Trust shall have consented to such waiver. (sec.5.13)

     We will periodically file statements with the trustees regarding our compliance with covenants in the indenture. (sec.10.6)

     Modifications and Amendments. Subject to the qualifications set forth below, modifications and amendments to the indenture may be made by us and the trustee without the consent of the holders of a majority in principal amount of the outstanding debt securities. (sec.9.1). The following changes can only be made with the consent of each affected holder:

     - a change in the terms of payment of principal, premium, or interest; and

     - a reduction in the percentage of holders necessary to amend the indenture or waive any default. (sec.9.2)

     In addition, if junior subordinated debt securities are held by a Textron Trust or a trustee of such trust:

     - if a modification requiring a majority of the holders of the outstanding junior subordinated debt is required, the modification shall not be effective until the holders of a majority in the liquidation amount of trust securities shall have consented to the waiver; and

     - if a modification requires the consent of each holder of junior subordinated debt securities, the modification shall not be effective until each holder of the trust securities shall have consented to the waiver. (sec.9.2)

     Satisfaction and Discharge. Except for junior subordinated debt securities issued to a Textron Trust and unless otherwise specified in the prospectus supplement, we can satisfy our obligations under outstanding debt securities and need not comply with most of the covenants in the indenture if we deposit with the trustee funds sufficient to pay all amounts owed in the future and obtain an opinion of counsel that the deposit itself will not cause the holders of debt securities to recognize gain or loss for income tax purposes. (sec.4.2)

     Upon our request, the indenture will no longer be effective for almost all purposes if either:

     - all outstanding securities have been delivered to the trustee for cancellation; or

     - the only securities which are still outstanding have, or within one year will, become due and payable or are to be called for redemption, and we have deposited with the trustee funds which are sufficient to make all future payments. (sec.4.1)

     Concerning the Debt Trustees. The trustee has extended substantial credit facilities to Textron. Textron and certain of its subsidiaries and affiliates may also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with the trustee in the ordinary course of business.

     Form, exchange, transfer. Unless otherwise specified in the prospectus supplement, debt securities will be issued in registered form without coupons. They may also be issued in global form with accompanying book-entry procedures as outlined below.

     A holder of debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferrable at the corporate trust office of the trustee or at any transfer agent designated by us for that purpose. No charge will be made for any such exchange or transfer except for any tax or governmental charge related to such exchange or transfer. (sec.3.7)

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

     Global Securities. The indenture provides that the registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or with a nominee for a depositary identified in the prospectus supplement. (sec.3.1)

     The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement.

     Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security ("participants") or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected, only through records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

     So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

     - be entitled to have the debt securities represented by such registered global security registered in their names;

     - receive or be entitled to receive physical delivery of such debt securities in definitive forms; and

     - be considered the owners or holders of the debt securities.

     Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action which a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

     Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither Textron or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

     We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name."

     We may at any time determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

     The debt securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euro-clear and Cedel Bank, or with a nominee for such depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a bearer global security will be described in the prospectus supplement.

PARTICULAR TERMS OF THE SENIOR DEBT SECURITIES

     Ranking of Senior Debt Securities. The senior debt securities will constitute part of our senior debt and rank equally with all our other unsecured debt, except that it will be senior to our subordinated debt.

     Limitation upon Mortgages. Indenture provisions applicable to senior debt securities prohibit us and our Restricted Subsidiaries, as defined below, from issuing, assuming or guaranteeing any mortgage, security interest, lien or other encumbrance ("mortgages") upon any Principal Property, as defined below, of Textron or any Restricted Subsidiary, as defined below, or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing the senior debt securities. This restriction, however, will not apply to:

     - mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

     - mortgages on property existing at the time of acquisition of such property by Textron or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property or to secure indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property;

     - mortgages to secure indebtedness of a Restricted Subsidiary owing to Textron or another Restricted Subsidiary;

     - mortgages existing at the date of the indenture;

     - mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Textron or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Textron or a Restricted Subsidiary;

     - certain mortgages in favor of governmental entities; or

     - extensions, renewals or replacements of any mortgage referred to in the preceding six bullets. (sec.10.4)

     Notwithstanding the restrictions outlined in the preceding paragraph, Textron or any Restricted Subsidiary will be permitted to issue, assume or guarantee any mortgage without equally and ratably securing the senior debt securities, provided that, after giving effect to such mortgage, the aggregate amount of all debt so secured by mortgages (not including permitted mortgages as described above) does not exceed 10% of the stockholders' equity of Textron and its consolidated subsidiaries. (sec.10.4)

     Limitation upon Sale and Leaseback Transactions. Indenture provisions applicable to senior debt securities prohibit Textron and its Restricted Subsidiaries, from entering into any sale and leaseback transaction with respect to any Principal Property other than any such transaction involving a lease for a term of not more than three years or any such transaction between Textron and a Restricted Subsidiary or between Restricted Subsidiaries, unless either:

     - Textron or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on Principal Property at least equal in amount to the Attributable Debt, as defined below, with respect to such sale and leaseback transaction, without equally and ratably securing the senior debt securities; or

     - Textron shall apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such sale and leaseback transaction to:

        -- the retirement of senior indebtedness that matures more than twelve months after the creation of such senior indebtedness; or

        -- the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development, or improvement will be, or will be a part of, a Principal Property. (sec.10.5)

     The term "Attributable Debt" when used in connection with a sale and leaseback transaction referred to above shall mean the total net amount of rent (discounted at the rate per annum borne by the senior debt securities) required to be paid during the remaining term of the applicable lease. (sec.1.1)

     The term "Principal Property" means any manufacturing plant or manufacturing facility which is (i) owned by Textron or any Restricted Subsidiary, (ii) located within the continental United States, and (iii) in the opinion of the Board of Directors materially important to the total business conducted by Textron and the Restricted Subsidiaries taken as a whole. (sec.1.1)

     The term "Restricted Subsidiary" means any Subsidiary (i) substantially all the property of which is located within the continental United States and (ii) which owns any Principal Property; provided that the term "Restricted Subsidiary" shall not include any Subsidiary which is principally engaged in leasing or in financing receivables, or which is principally engaged in financing Textron's operations outside the continental United States. (sec.1.1)

     The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Textron or by one or more other Subsidiaries. (sec.1.1)

     Waiver of Certain Covenants. We will not be required to comply with the covenants listed above and certain other restrictive covenants with respect to the senior debt securities if the holders of a majority of the outstanding principal amount waive such compliance. (sec.10.7)

PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES

     Ranking of Subordinated Debt Securities. The subordinated debt securities will rank senior to any junior subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities and certain other indebtedness of Textron to the extent set forth in the prospectus supplement. (sec.3.1)

PARTICULAR TERMS OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     General. Junior subordinated debt securities are issuable in one or more series pursuant to a resolution of our board of directors or as established in a supplemental indenture.

     Ranking of Junior Subordinated Debt Securities. The junior subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and subordinated debt securities and certain other indebtedness of Textron to the extent set forth in the prospectus supplement. (sec.14.1)

     Events of Default. In addition to the events of default applicable to all debt securities which are described above on page 11 of this prospectus, if a Textron Trust or a trustee of a Textron Trust holds junior subordinated debt securities, there will be an event of default if the Textron Trust is dissolved or otherwise terminates its existence unless:

     - the junior subordinated debt securities are distributed to holders of beneficial interests in the trust;

     - the trust securities held by the holders of the beneficial interests in the trust are redeemed and fully paid; or

     - the trust is involved in certain mergers or consolidations permitted by the indenture. (sec.5.1)

     Certain Provisions Applicable to Textron Trusts. In the event junior subordinate debt securities are issued to a Textron Trust, they subsequently may be distributed equally to the holders of the securities issued by the trust in connection with the dissolution of a Textron Trust upon the occurrence of certain events described in the prospectus supplement. Only one series of junior subordinated debt securities will be issued to a Textron Trust. If junior subordinated debt securities are issued to a Textron Trust and there is an event of default or we do not make required payments under the related trust guarantee or trust common guarantee (as described below), or we have given notice of an election to defer payments or interest on the junior subordinated debt securities, then:

     - we will not pay any dividend or make any other distribution with respect to our capital stock, except for a stock dividend; and

     - we will not make any payments with respect to any debt securities which rank equal to or junior to the junior subordinated debt securities.

     If junior subordinated debt securities are issued to a Textron Trust, we will promise:

     - that we or a permitted successor will maintain 100% ownership of the trust common securities; and

     - that we will not terminate the trust, and will use our reasonable efforts to cause the trust to remain a statutory business trust and a grantor trust for tax purposes except in connection with the distribution of junior subordinated debt securities to the holders of the trust securities issued by the trust upon certain events or in connection with mergers or consolidations permitted by the trust documents. (sec.10.8)

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     Each Textron Trust may periodically issue only one series of trust preferred securities having terms described in the prospectus supplement. The Declaration forming the trust will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have terms, including distributions, redemption, voting, liquidation rights and such other rights or such restrictions as are set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. The prospectus supplement relating to the trust preferred securities of a Textron Trust will contain specific terms of the trust preferred securities including:

     - the designation of the trust preferred securities;

     - the number of trust preferred securities to be issued;

     - the annual payments to be made with respect to the trust preferred securities, or the method of determining the payments, and the dates when payments will be made;

     - terms relating to any cumulative payments;

     - amounts to be paid upon dissolution or other termination of the trust;

     - the obligation, if any of the trust to redeem or purchase the trust preferred securities and the terms relating to any redemption or purchase;

     - voting rights; and

     - other rights or restrictions of the trust preferred securities.

     All trust preferred securities offered by this prospectus and the related prospectus supplement will be guaranteed by us to the extent set forth below under "Description of Trust Guarantees." Certain United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the prospectus supplement relating to such trust preferred securities.

     In connection with the issuance of trust preferred securities, each Textron Trust will issue one series of trust common securities. The terms of the trust common securities will be substantially identical to the terms of the trust preferred securities issued by such trust. The trust common securities will rank equally with the trust preferred securities. Payments will be made equally to the trust preferred securities and the trust common securities except that, upon an event of default under the Declaration, the rights of the holders of the trust common securities to payments will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, trust common securities will also carry the right to vote and to appoint, or replace any of the trustees. All of the trust common securities will be directly or indirectly owned by Textron.

                        DESCRIPTION OF TRUST GUARANTEES

     Set forth below is a summary of information concerning the trust guarantees that will be executed and delivered by us for the benefit of the holders of trust preferred securities. Each trust guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each trust guarantee.

GENERAL

     To the extent set forth in each trust guarantee and to the extent that the trust has funds available to make the payments, we will irrevocably and unconditionally agree to pay in full to the holders of the trust preferred securities when due, regardless of any defense, right of set-off or counterclaim which the Textron Trust may have or assert, the following payments.

     - any unpaid amounts that are required to be paid on the trust preferred securities;

     - the payment of the redemption price for trust preferred securities called for redemption; and

     - amounts due to holders of trust preferred securities in the event of dissolution or termination of the trust.

     If we do not make interest or other payments on the junior subordinated debt securities held by the trust, there will be no funds available for the trust to make payments to holders of the trust preferred securities, and we will not have to make payments under the trust guarantee. However, the trust guarantee when taken together with our obligations under the junior subordinated debt securities provide a full and unconditional guarantee, on a subordinated basis, by us of payments due on the trust preferred securities.

     We have also agreed to irrevocably and unconditionally guarantee the obligations of each Textron Trust with respect to the trust common securities to the same extent as the trust guarantees of trust preferred securities. However, upon an event of default under the junior subordinated debt securities, holders of trust preferred securities will have priority over holders of trust common securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF TEXTRON

     In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by a Textron Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the trust guarantee or the Declaration:

     - we will not pay any dividend or make any other distribution with respect to our capital stock, except for a stock dividend; and

     - we will not make any payments with respect to any debt securities which rank equal to or junior to the junior subordinated debt securities.

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

     Except for changes that do not adversely affect the rights of holders of trust preferred securities, each trust guarantee may be amended only with the approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities. The manner of obtaining any such approval of holders of such trust preferred securities will be set forth in the prospectus supplement. All guarantees and agreements contained in a trust guarantee bind our successors, assignees, receivers, trustees and representatives.

EVENTS OF DEFAULT

     An event of default under the trust guarantee will occur if we fail to make any of our payments or perform other obligations under the trust guarantee. The holders of a majority in liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the guarantee.

     In addition, any holder of trust preferred securities may institute a legal proceeding directly against us to enforce such holder's rights under the trust guarantee without first instituting a legal proceeding against a Textron Trust, the trustee under the guarantee or any other person or entity.

INFORMATION CONCERNING THE TRUST PREFERRED SECURITIES GUARANTEE TRUSTEE

     Prior to the occurrence of a default, the trustee under the guarantee undertakes to perform only such duties as are specifically set forth in the trust guarantee. After a default, the trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee Agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result of the trustee's exercise of such powers.

TERMINATION OF THE TRUST GUARANTEES

     Each trust guarantee will terminate as to the trust preferred securities issued by a Textron Trust upon full payment of the redemption price of all trust preferred securities of such Textron Trust, upon distribution of the junior subordinated debt securities held by such Textron Trust to the holders of the trust preferred securities or upon full payment of the amounts payable in accordance with the Declaration of such Textron Trust upon liquidation of the Textron Trust.

STATUS OF THE TRUST GUARANTEES

     Each trust guarantee will constitute an unsecured obligation of Textron and will rank:

     - subordinate and junior in right of payment to all other liabilities of Textron;

     - equal with the most senior preferred stock issued by Textron and with any guarantee entered into by Textron in respect of any preferred or preference stock of any affiliate of Textron; and

     - senior to Textron's common stock.

     By accepting the trust preferred securities, each holder of such trust preferred securities agrees to the subordination provisions and other terms of the applicable trust guarantee.

     Each trust guarantee will constitute a guarantee of payment and not of collection. Therefore, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a trust guarantee without instituting a legal proceeding against any other person or entity.

GOVERNING LAW

     The trust guarantees will be governed by and construed in accordance with the law of the State of New York.

                              PLAN OF DISTRIBUTION

     Textron may periodically sell common stock, preferred stock or any series of debt securities, and the Textron Trusts may periodically sell trust preferred securities in one or more of the following ways:

     - to underwriters or dealers for resale to the public or to institutional investors;

     - directly to the public or institutional investors; or

     - through agents to the public or to institutional investors.

     The accompanying prospectus supplement will state the terms of the offering of the securities, including:

     - the name or names of any underwriters, dealers or agents;

     - the purchase price of such securities and the proceeds to be received by Textron, and the Textron Trusts;

     - any underwriting discounts, commissions or agency fees and other items constituting underwriters' or agents' compensation;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any securities exchanges on which the securities may be listed.

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account and may resell them in one or more transactions, including:

     - negotiated transactions;

     - at a fixed public offering price or prices; or

     - at varying prices determined at the time of sale.

     Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

     If we use dealers in the sale, the dealers will acquire the securities as principals and may resell them to the public at varying prices to be determined by the dealers at the time of resale.

     Unless otherwise stated in a prospectus supplement, any agent selling securities on behalf of Textron or the Textron Trusts will be acting on a best efforts basis for the period of its appointment.

     Textron and the Textron Trusts may authorize agents, underwriters and dealers to solicit offers from certain types of institutions to purchase the securities described in this prospectus at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. The delayed delivery contracts will provide for payment and delivery on a specified date or dates in the future. The delayed delivery contracts will be subject to the following two conditions:

     - that the purchase of the securities by an institution is not prohibited at the time of delivery by the laws of any jurisdiction in the United States to which such institution is subject; and

     - if the securities are being sold to underwriters, we will have sold to such underwriters the total principal amount of the securities being offered, less the principal amount of securities covered by the delayed delivery contracts.

     Underwriters, agents and dealers may be entitled under agreements entered into with Textron to indemnification by Textron against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, agents or dealers may be required to make. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for Textron and its affiliates in the ordinary course of business.

     Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange. Any common stock sold will be listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange, upon official notice of issuance. Any underwriters to whom securities are sold by Textron and the Textron Trusts for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange. We give no assurance that there will be a market for the securities, other than the common stock.

                                 LEGAL OPINIONS

     The validity of any common stock, preferred stock, senior debt securities, subordinated debt securities, junior subordinated debt securities and trust guarantees and certain legal matters relating to those securities will be passed upon for Textron and the Textron Trusts by Michael D. Cahn, Associate General Counsel and Assistant Secretary of Textron. The validity of any trust preferred securities and certain legal matters relating to those securities will be passed upon for Textron and the Textron Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, Boston, Massachusetts.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended January 2, 1999, as set forth in their report, which is incorporated into this prospectus by reference. Our financial statements and schedules are incorporated into this prospectus by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering are incorporated into this prospectus by reference.

     The following documents were filed by us with the Securities and Exchange Commission and incorporated into this prospectus by reference:

     - Annual Report on Form 10-K for the fiscal year ended January 2, 1999 (filing date of March 15, 1999);

     - Quarterly Report on Form 10-Q, for the quarterly period ended April 3, 1999 (filing date of May 12, 1999);

     - Current Report on Form 8-K dated January 6, 1999 (filing date of January 6, 1999); and

     - the description of Textron common stock set forth in our registration statement filed with the Securities and Exchange Commission pursuant to
       Section 12 of the Securities Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     Any statement contained in a document incorporated into this prospectus by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The documents incorporated into this prospectus by reference are available from us upon request. We will provide a copy of any or all of the information that is incorporated into this prospectus by reference (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this prospectus) to any person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request.

     Requests for documents should be directed to:

        Textron Inc.
        40 Westminster Street
        Providence, Rhode Island 02903
        Attention:  Communications and
                    Investor Relations Department

     We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

        SEC Public Reference Room
        450 Fifth Street, N.W.
        Washington, D.C. 20549

     For further information on the Securities and Exchange Commission's Public Reference Room, please call the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically, including Textron. This prospectus is part of a registration statement filed by us with the Securities and Exchange Commission. The full registration statement can be obtained from the Securities and Exchange Commission, or directly from us, as indicated above.

     In addition, these reports and other information may be read at:

The New York Stock Exchange
20 Broad Street
New York, New York 10005
The Chicago Stock Exchange
440 South LaSalle Street
Chicago, Illinois 60605
The Pacific Stock Exchange
115 Sansome Street
Second Floor
San Francisco, California 94104

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth our expenses in connection with the offerings described in this registration statement. Expenses other than the Securities and Exchange Commission registration fee are estimates.

Securities and Exchange Commission Registration Fee.........  $  556,000
Transfer Agents, Trustees and Depositary's Fees and
  Expenses..................................................      25,000
Printing and Engraving Fees and Expenses....................     100,000
Accounting Fees and Expenses................................     100,000
Legal Fees..................................................     150,000
Rating Agency Fees..........................................     100,000
Miscellaneous (including Listing Fees, if applicable).......      69,000
                                                              ----------
Total.......................................................  $1,200,000
                                                              ==========

     The expenses listed above assume that all of the securities registered by this registration statement will be issued in one transaction. If we issue the securities in more than one transaction, the expenses listed above may increase.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As authorized by Section 145 of the Delaware General Corporation Law, each director and officer of Textron may be indemnified by us against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer of Textron if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of Textron and with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of Textron, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to Textron unless and to the extent that a court determines otherwise.

     Our by-laws require us to indemnify each officer and director to the fullest extent permitted by law. In addition, we maintain directors' and officers' liability policies.

     Article Sixth of our restated certificate of incorporation provides that, to the fullest extent permitted by law, directors of Textron will not be liable for monetary damages to Textron or its stockholders for breaches of their fiduciary duties.

ITEM 16.  EXHIBITS

     The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated into this registration statement by reference.

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBITS
-------   -----------------------
    1.1   Form of underwriting agreement for offering of trust
          preferred securities.
    1.2   Form of underwriting agreement for offering of debt
          securities.
    4.1   Restated Certificate of Incorporation of Textron,
          incorporated into this registration statement by reference to Exhibit 3.1 to Textron's Annual Report on Form 10-K for
          the fiscal year ended January 3, 1998.

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBITS
-------   -----------------------
    4.2   By-Laws of Textron, incorporated into this registration
          statement by reference to Exhibit 3.2 to Textron's Annual
          Report on Form 10-K for the fiscal year ended January 2,
          1999.
    4.3   Renewed Rights Agreement dated as of September 27, 1995, by and between Textron and First Chicago Trust Company of New
          York, incorporated into this registration statement by
          reference to exhibit 4 to Textron's Quarterly Report on Form
          10-Q for the quarterly period ended September 30, 1995.
    4.4   Amended and Restated Certificate of Trust of Textron Capital
          II.
    4.5   Amended and Restated Certificate of Trust of Textron Capital
          III.
    4.6   Form of indenture.
   *4.7   The form of any senior debt security.
   *4.8   The form of any subordinated debt security.
   *4.9   The form of any junior subordinated debt security.
  *4.10   The form of any certificate of designation with respect to any preferred stock.
  *4.11   Form of trust preferred security.
  *4.12   Form of trust guaranty relating to the trust preferred
          securities.
   *5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
   *5.2   Opinion of Michael D. Cahn, Associate General Counsel of
          Textron Inc.
  *12.1   Statement re: Computation of ratio of earnings to fixed
          charges.
   23.1   Consent of independent auditors, Ernst & Young LLP.
  *23.2   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 5.1).
  *23.3   Consent of Michael D. Cahn, Associate General Counsel of
          Textron Inc. (included in Exhibit 5.2)
   24.1   Powers of attorney.
   24.2   Certified resolutions of the board of directors of Textron.
   25.1   Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the indenture with respect to the senior
          debt securities.
   25.2   Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the indenture with respect to the
          subordinated debt securities.
   25.3   Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the indenture with respect to the junior
          subordinated debt securities.
   25.4   Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Declaration of Trust of Textron Capital
          II.
   25.5   Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Declaration of Trust of Textron Capital
          III.

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBITS
-------   -----------------------
   25.6   Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939, as amended, of The Bank of New York, as trustee of the Trust Guarantees of Textron Inc. for the benefit of the holders of Trust Preferred Securities of
          Textron Capital II.
   25.7   Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939, as amended, of The Bank of New York, as trustee of the Trust Guarantees of Textron Inc. for the benefit of the holders of Trust Preferred Securities of
          Textron Capital III.

---------------
* To be filed as an exhibit to a Current Report on Form 8-K and incorporated into this registration statement by reference.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Textron Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Providence, and State of Rhode Island, on this 5th day of August, 1999.

                                          TEXTRON INC.

                                          By:      /s/ MICHAEL D. CAHN
                                            ------------------------------------
                                              Name: Michael D. Cahn
                                              Title: Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on this 5th day of August, 1999 by the following persons in the capacities indicated.

                     SIGNATURE                                              TITLE
                     ---------                                              -----

                         *                             Chairman, Chief Executive Officer and Director
---------------------------------------------------      (Principal Executive Officer)
                 Lewis B. Campbell

                         *                             Director
---------------------------------------------------
                 H. Jesse Arnelle

                         *                             Director
---------------------------------------------------
                    Teresa Beck

                         *                             Director
---------------------------------------------------
                 R. Stuart Dickson

                         *                             Director
---------------------------------------------------
                 Lawrence K. Fish

                         *                             Director
---------------------------------------------------
                    Joe T. Ford

                         *                             Director
---------------------------------------------------
                   Paul E. Gagne

                         *                             Director
---------------------------------------------------
                  John A. Janitz

                         *                             Director
---------------------------------------------------
                 John D. Macomber

                     SIGNATURE                                              TITLE
                     ---------                                              -----
                         *                             Director
---------------------------------------------------
                   Dana G. Mead

                         *                             Director
---------------------------------------------------
                   Brian H. Rowe

                         *                             Director
---------------------------------------------------
                   Sam F. Segnar

                         *                             Director
---------------------------------------------------
                  Jean Head Sisco

                         *                             Director
---------------------------------------------------
                 Martin D. Walker

                         *                             Director
---------------------------------------------------
                 Thomas B. Wheeler

                         *                             Executive Vice President and Chief Financial
---------------------------------------------------      Officer (Principal Financial Officer)
                  Stephen L. Key

                         *                             Vice President and Controller (Principal
---------------------------------------------------      Accounting Officer)
                 Richard L. Yates

             *By: /s/ MICHAEL D. CAHN
   ---------------------------------------------
               Name: Michael D. Cahn
              Title: Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, each of Textron Capital II and Textron Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, in the State of Rhode Island on August 5, 1999.

                                          TEXTRON CAPITAL II

                                          By: /s/  Edward C. Arditte
                                            ------------------------------------
                                              Edward C. Arditte, as trustee

                                          TEXTRON CAPITAL III

                                          By: /s/  Edward C. Arditte
                                            ------------------------------------
                                              Edward C. Arditte, as trustee

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER    DESCRIPTION OF EXHIBITS
  -------   -----------------------
      1.1   Form of underwriting agreement for offering of trust
            preferred securities.
      1.2   Form of underwriting agreement for offering of debt
            securities.
      4.1   Restated Certificate of Incorporation of Textron,
            incorporated into this registration statement by reference to Exhibit 3.1 to Textron's Annual Report on Form 10-K for
            the fiscal year ended January 3, 1998.
      4.2   By-Laws of Textron, incorporated into this registration
            statement by reference to Exhibit 3.2 to Textron's Annual
            Report on Form 10-K for the fiscal year ended January 2,
            1999.
      4.3   Renewed Rights Agreement dated as of September 27, 1995, by and between Textron and First Chicago Trust Company of New
            York, incorporated into this registration statement by
            reference to Exhibit 4 to Textron's Quarterly Report on Form
            10-Q for the quarterly period ended September 30, 1995.
      4.4   Amended and Restated Certificate of Trust of Textron Capital
            II.
      4.5   Amended and Restated Certificate of Trust of Textron Capital
            III.
      4.6   Form of indenture.
     *4.7   The form of any senior debt security.
     *4.8   The form of any subordinated debt security.
     *4.9   The form of any junior subordinated debt security.
    *4.10   The form of any certificate of designation with respect to any preferred stock.
    *4.11   Form of trust preferred security.
    *4.12   Form of trust guaranty relating to the trust preferred
            securities.
     *5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
     *5.2   Opinion of Michael D. Cahn, Associate General Counsel of
            Textron Inc.
    *12.1   Statement re: Computation of ratio of earnings to fixed
            charges.
     23.1   Consent of independent auditors, Ernst & Young LLP.
    *23.2   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
            (included in Exhibit 5.1).
    *23.3   Consent of Michael D. Cahn, Associate General Counsel of
            Textron Inc. (included in Exhibit 5.2)
     24.1   Powers of attorney.
     24.2   Certified resolutions of the board of directors of Textron.
     25.1   Statement of Eligibility on Form T-1 under the Trust
            Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the indenture with respect to the senior
            debt securities.
     25.2   Statement of Eligibility on Form T-1 under the Trust
            Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the indenture with respect to the
            subordinated debt securities.
     25.3   Statement of Eligibility on Form T-1 under the Trust
            Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the indenture with respect to the junior
            subordinated debt securities.
     25.4   Statement of Eligibility on Form T-1 under the Trust
            Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Declaration of Trust of Textron Capital
            II.
     25.5   Statement of Eligibility on Form T-1 under the Trust
            Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Declaration of Trust of Textron Capital
            III.

  EXHIBIT
  NUMBER    DESCRIPTION OF EXHIBITS
  -------   -----------------------
     25.6   Statement of Eligibility on Form T-1 under the Trust
            Indenture Act of 1939, as amended, of The Bank of New York, as trustee of the Trust Guarantees of Textron Inc. for the benefit of the holders of Trust Preferred Securities of
            Textron Capital II.
     25.7   Statement of Eligibility on Form T-1 under the Trust
            Indenture Act of 1939, as amended, of The Bank of New York, as trustee of the Trust Guarantees of Textron Inc. for the benefit of the holders of Trust Preferred Securities of
            Textron Capital III.

---------------
* To be filed as an exhibit to a Current Report on Form 8-K and incorporated into this registration statement by reference.